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                                                                   EXHIBIT 23.1B

The Board of Directors
4Front Technologies, Inc.


We hereby consent to the incorporation by reference in the Registration Statement of our report dated April 27, 2000 included in 4Front Technologies, Inc. Annual Report on Form 10-K, SEC
File Number 000-08345, and all references to our firm included in the Registration Statement.



April 28, 2000


KPMG

London, England